    As filed with the Securities and Exchange Commission on February 26, 2003
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                        72-1133047
  (State or Other Jurisdiction                            (IRS Employer
of Incorporation of Organization)                      Identification No.)

                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
                                 (281) 847-6000
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                TERRY W. RATHERT
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          NEWFIELD EXPLORATION COMPANY
                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
                                 (281) 847-6000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ----------

                                    Copy to:
                                 JAMES H. WILSON
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                                   1001 FANNIN
                              HOUSTON, TEXAS 77002
                                 (713) 758-2222

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: After the effective date of the registration statement as determined by market conditions and other factors.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                            AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF                TO BE          OFFERING PRICE        AGGREGATE             AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED        PER SHARE (1)      OFFERING PRICE (1)    REGISTRATION FEE
    ---------------------------       ----------------    ----------------    ------------------    ----------------
Common Stock, including attached
preferred share purchase rights       2,950,000 shares         $33.69            $99,385,500             $8,041
====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales price reported by the New York Stock Exchange on February 20, 2003.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. SECURITIES MAY NOT BE SOLD PURSUANT TO THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2003



PROSPECTUS



                                2,950,000 SHARES



                          NEWFIELD EXPLORATION COMPANY
                                  COMMON STOCK

                                   ----------

     This prospectus relates to the offer and sale from time to time of up to an aggregate of 2,950,000 shares of our common stock for the account of the stockholders named in this prospectus. A selling stockholder may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders. Our common stock is listed on the New York Stock Exchange under the symbol "NFX." On February 25, 2003, the last reported sales price for our common stock was $34.22 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------





                   THIS PROSPECTUS IS DATED         , 2003
                                            --------

                               TABLE OF CONTENTS


About Newfield Exploration Company ........................................    1
Risk Factors ..............................................................    1
Forward-Looking Statements ................................................    8
Use of Proceeds ...........................................................    8
Selling Stockholders ......................................................    9
Plan of Distribution ......................................................   10
Validity of Securities ....................................................   12
Experts ...................................................................   12
Where You Can Find More Information .......................................   12


                                   ----------

                       ABOUT NEWFIELD EXPLORATION COMPANY

     We are an independent oil and gas company engaged in the exploration, development and acquisition of crude oil and natural gas properties. Our company was founded in 1989, and we acquired our first property in 1990. Our initial focus area was the Gulf of Mexico. In the mid-1990s, we began to expand our operations to other select areas. Our areas of operation now also include the U.S. onshore Gulf Coast, the Anadarko and Permian Basins, offshore northwest Australia and in the Bohai Bay, offshore China.

     Our executive offices are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060, and our telephone number is (281) 847-6000. We maintain a website on the Internet at http://www.newfld.com.

                                  RISK FACTORS

     Your investment in our securities will involve risks. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, the risks described below before deciding whether an investment in our common stock is appropriate for you.

RISKS ASSOCIATED WITH OUR OPERATIONS

     OIL AND GAS PRICES FLUCTUATE WIDELY, AND LOW PRICES FOR AN EXTENDED PERIOD OF TIME ARE LIKELY TO HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS. Our revenues, profitability and future growth depend substantially on prevailing prices for oil and gas. These prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. The amount we can borrow under our credit facility is subject to periodic redeterminations based in part on changing expectations of future prices. Lower prices may also reduce the amount of oil and gas that we can economically produce.

     Prices for oil and gas fluctuate widely. Among the factors that can cause fluctuations are:

o    the domestic and foreign supply of oil and natural gas;

o    the price and availability of alternative fuels;

o    weather conditions;

o    the level of consumer demand;

o    the price of foreign imports;

o    world-wide economic conditions;

o    political conditions in oil and gas producing regions; and

o    domestic and foreign governmental regulations.

     OUR USE OF OIL AND GAS PRICE HEDGING CONTRACTS INVOLVES CREDIT RISK AND MAY LIMIT FUTURE REVENUES FROM PRICE INCREASES AND RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR NET INCOME AND STOCKHOLDERS' EQUITY. We use hedging transactions with respect to a portion of our oil and gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use may also limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

     We adopted Statement of Financial Accounting Standards (SFAS) No. 133 on January 1, 2001. SFAS No. 133 generally requires us to record each hedging transaction as an asset or liability measured at its fair value. Each quarter we must record changes in the value of our hedges, which could result in significant fluctuations in net income and stockholders' equity from period to period. Please read our most recently filed annual report on Form 10-K or quarterly report on Form 10-Q for a more detailed discussion of our hedging program.

     OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO FIND, DEVELOP AND ACQUIRE OIL AND GAS RESERVES. As is generally the case, our producing properties in the Gulf of Mexico and the onshore Gulf Coast often have high initial production rates, followed by steep declines. To maintain production levels, we must locate and develop or acquire new oil and gas reserves to replace those depleted by production. Without successful exploration or acquisition activities, our reserves, production and revenues will decline rapidly. We may be unable to find and develop or acquire additional reserves at an acceptable cost. In addition, substantial capital is required to replace and grow reserves. If lower oil and gas prices or operating difficulties result in our cash flow from operations being less than expected or limit our ability to borrow under our credit facility, we may be unable to expend the capital necessary to locate and develop or acquire new oil and gas reserves.

     RESERVE ESTIMATES ARE INHERENTLY UNCERTAIN AND DEPEND ON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE. Estimating accumulations of oil and gas is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geologic, geophysic, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

o    the quality and quantity of available data;

o    the interpretation of that data;

o    the accuracy of various mandated economic assumptions; and

o    the judgment of the persons preparing the estimate.

     The proved reserve information incorporated by reference in this prospectus is based on estimates we prepared. Estimates prepared by others might differ materially from our estimates.

     Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and gas prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

     You should not assume that the present value of future net cash flows incorporated by reference in this prospectus is the current market value of our estimated proved oil and gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     IF OIL AND GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITEDOWNS. We may be required to writedown the carrying value of our oil and gas properties when oil and gas prices are low or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration results.

     We capitalize the costs to acquire, find and develop our oil and gas properties under the full cost accounting method. The net capitalized costs of our oil and gas properties may not exceed the present value of estimated future net cash flows from proved reserves, using constant oil and gas prices and a 10% discount factor, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of our oil and gas properties exceed this limit, we must charge the amount of the excess to earnings. We review the carrying value of our properties quarterly, based on prices in effect as of the end of each quarter or as of the time of reporting our results. The carrying value of oil and gas properties is computed on a country-by-country basis. Therefore, while our properties in one country may be subject to a writedown, our properties in other countries could be unaffected. Once incurred, a writedown of oil and gas properties is not reversible at a later date even if oil or gas prices increase.

     WE MAY BE SUBJECT TO RISKS IN CONNECTION WITH FUTURE ACQUISITIONS. The successful acquisition of producing properties requires an assessment of several factors, including:

o    recoverable reserves;

o    future oil and gas prices;

o    operating costs; and

o    potential environmental and other liabilities.

     The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every platform or well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an "as is" basis.

     COMPETITIVE INDUSTRY CONDITIONS MAY NEGATIVELY AFFECT OUR ABILITY TO CONDUCT OPERATIONS. Competition in the oil and gas industry is intense, particularly with respect to the acquisition of producing properties and proved undeveloped acreage. Major and independent oil and gas companies actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop their properties. Many of our competitors have financial resources that are substantially greater than ours, which may adversely affect our ability to compete with these companies.

     DRILLING IS A HIGH-RISK ACTIVITY. Our future success will depend on the success of our drilling programs. In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, we often are uncertain as to the future cost or timing of drilling, completing and producing wells. Furthermore, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

o    unexpected drilling conditions;

o    pressure or irregularities in formations;

o    equipment failures or accidents;

o    adverse weather conditions;

o    compliance with governmental requirements; and

o shortages or delays in the availability of drilling rigs and the delivery of equipment.

     THE OIL AND GAS BUSINESS INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES; INSURANCE MAY NOT PROTECT US AGAINST ALL THESE RISKS. These risks include:

o    fires;

o    explosions;

o    blow-outs;

o    uncontrollable flows of oil, gas, formation water or drilling fluids;

o    natural disasters;

o    pipe or cement failures;

o    casing collapses;

o    embedded oilfield drilling and service tools;

o    abnormally pressured formations; and

o environmental hazards such as oil spills, natural gas leaks, pipeline ruptures and discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

o    injury or loss of life;

o severe damage to or destruction of property, natural resources and equipment;

o    pollution and other environmental damage;

o    clean-up responsibilities;

o    regulatory investigation and penalties;

o    suspension of our operations; and

o    repairs to resume operations.

If we experience any of these problems, our ability to conduct operations could be adversely affected.

     Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, development and acquisitions, or result in loss of properties.

     We maintain insurance against some, but not all, of these potential risks and losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.

     WE HAVE RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS. We continue to evaluate and pursue new opportunities for international expansion in areas where we can use our core competencies. To date, we have expanded our operations to Australia and China and are currently evaluating opportunities in the North Sea.

     Ownership of property interests and production operations in areas outside the United States is subject to the various risks inherent in foreign operations. These risks may include:

o    currency restrictions and exchange rate fluctuations;

o loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;

o    increases in taxes and governmental royalties;

o renegotiation of contracts with governmental entities and quasi-governmental agencies;

o changes in laws and policies governing operations of foreign-based companies;

o    labor problems; and

o other uncertainties arising out of foreign government sovereignty over our international operations.

     Our international operations may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, if a dispute arises with respect to our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

     EXPLORATION IN DEEPWATER INVOLVES GREATER OPERATING AND FINANCIAL RISKS THAN EXPLORATION AT SHALLOWER depths. These risks could result in substantial losses. In 2001, we developed a strategy to expand our operations to the deepwater of the Gulf of Mexico. In addition, through our acquisition of EEX we acquired oil and gas properties located in the deepwater of the Gulf of Mexico. Deepwater drilling and operations require the application of recently developed technologies and involve a higher risk of mechanical failure. We will likely experience significantly higher drilling costs for any deepwater wells we may drill. In addition, much of the deepwater play lacks the physical and oilfield service infrastructure present in shallower waters. As a result, development of a deepwater discovery may be a lengthy process and require substantial capital investment, resulting in significant financial and operating risks.

     In addition, as we carry out our drilling program in deepwater, it is likely that we will not initially serve as operator of the wells. As a result, we may have limited ability to exercise influence over operations for these properties or their associated costs. Our dependence on the operator and other working interest owners for these deepwater projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities in the deepwater of the Gulf of Mexico. The success and timing of drilling and exploitation activities on properties operated by others therefore depend upon a number of factors that will be largely outside of our control, including:

o    the timing and amount of capital expenditures;

o the availability of suitable offshore drilling rigs, drilling equipment, support vessels, production and transportation infrastructure and qualified operating personnel;

o    the operator's expertise and financial resources;

o    approval of other participants in drilling wells; and

o    selection of technology.

     OTHER INDEPENDENT OIL AND GAS COMPANIES' LIMITED ACCESS TO CAPITAL MAY CHANGE OUR EXPLORATION AND DEVELOPMENT PLANS. Many independent oil and gas companies have limited access to the capital necessary to finance their activities. As a result, some of the other working interest owners of our wells may be unwilling or unable to pay their share of the costs of projects as they become due. These problems could cause us to change, suspend or terminate our drilling and development plans with respect to the affected project.

     WE ARE SUBJECT TO COMPLEX LAWS THAT CAN AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS. Exploration, development, production and sale of oil and gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

o    discharge permits for drilling operations;

o    drilling bonds;

o    reports concerning operations;

o    the spacing of wells;

o    unitization and pooling of properties; and

o    taxation.

     Under these laws, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

RISKS ASSOCIATED WITH OUR COMMON STOCK

     WE DO NOT INTEND TO PAY, AND ARE RESTRICTED IN OUR ABILITY TO PAY, DIVIDENDS ON OUR COMMON STOCK. We have not paid cash dividends in the past and do not intend to pay dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business. Our ability to make dividend payments in the future will be dependent on our future performance and liquidity. In addition, our credit facility contains restrictions on our ability to pay cash dividends on our capital stock, including our common stock.

     OUR CERTIFICATE OF INCORPORATION, STOCKHOLDERS RIGHTS AGREEMENT AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY. Our stockholders rights agreement, together with certain provisions of our certificate of incorporation and bylaws, may make it more difficult to effect a change in control of our company, to acquire us or to replace incumbent management. These provisions could potentially deprive our stockholders of opportunities to sell shares of our stock at above-market prices.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference herein, including statements regarding estimated or anticipated operating and financial data, production targets, anticipated production rates, planned capital expenditures, the availability of capital resources to fund capital expenditures, estimates of proved reserves, wells planned to be drilled in the future, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may very significantly from those anticipated due to many factors, including:

o    drilling results;

o    oil and gas prices;

o    industry conditions;

o    the prices of goods and services;

o    the availability of drilling rigs and other support services; and

o    the availability of capital resources.

     The information contained in this prospectus and the documents incorporated by reference into this prospectus identify additional factors that could affect our operating results and performance. We urge you to carefully consider these factors.

     All forward-looking statements attributable to our company are expressly qualified in their entirety by this cautionary statement.

                                 USE OF PROCEEDS

     Newfield will not receive any proceeds from the sale of the shares of common stock by the selling stockholders named herein.

                              SELLING STOCKHOLDERS


     On November 26, 2002, we acquired EEX Corporation by merging a newly formed, wholly owned subsidiary of our company, Newfield Operating Company, into EEX. By operation of the merger, the selling stockholders named below received shares of our common stock in exchange for the shares of EEX preferred stock owned by them. In connection with the merger, we agreed to register the resale by the selling stockholders of the shares of our common stock issued to the selling stockholders in the merger.

     The information in the table below is as of February 25, 2003 and is based upon information provided by the selling stockholders. The term "selling stockholders" includes the stockholders listed below and their transferees, pledgees, donees or other successors.

                                                   Number of                         Number of
                                                    Shares          Number of         Shares         Percentage
                                                  Beneficially       Shares        Beneficially         of
                                                  Owned prior         being         Owned after     Outstanding
        Name of Selling Stockholder               to Offering        Offered        Offering(1)      Shares(2)
-------------------------------------------      --------------    ------------    ------------     -----------
Warburg, Pincus Equity Partners, L.P.(3)(4)        2,787,750        2,787,750           --               5.0%
WP EEX LLC(3)(5)                                     162,250          162,250           --                *

----------

(1) The beneficial ownership in this column assumes that each selling stockholder sells all of the shares offered by this prospectus that are beneficially owned by such selling stockholder and that prior to the sale of such shares such selling stockholder does not acquire additional shares or dispose of shares beneficially owned by such stockholder that are not being offered pursuant to this prospectus. A selling stockholder may sell none, some or all of the shares, including the shares offered by this prospectus, beneficially owned by such selling stockholder or acquire additional shares. We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus or any other shares beneficially owned by such selling stockholder or acquire additional shares.

(2) The asterisk indicates ownership of less than 1% of the outstanding shares of our common stock.

(3) From time to time, Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("Warburg L.P."), may distribute a portion or all of its shares to its partners, and WP EEX LLC, a Delaware limited liability company ("WP EEX LLC"), may distribute a portion or all of its shares to its members. In the event of such a distribution, and to the extent these partners and/or members, as applicable, then intend to use this prospectus to sell any of such shares, these partners and/or members, as applicable, will be identified in a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933. In no event will the maximum number of shares offered pursuant to this prospectus by the partners of Warburg L.P. as a group or the members of WP EEX LLC as a group exceed 2,787,750 or 162,250 shares, respectively.

(4) The sole general partner of Warburg L.P. is Warburg, Pincus & Co., a New York general partnership ("WP & Co."). Warburg Pincus LLC (formerly known as E.M. Warburg, Pincus & Co., LLC), a New York limited liability company ("WP LLC"), manages Warburg L.P. Howard H. Newman, a director of our company, is a general partner of WP & Co. and a Vice Chairman, Managing Director and a member of WP LLC. Mr. Newman individually holds 69,263 shares of our common stock. In addition, WP & Co. is also the sole general partner of Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"). WPV, which is also managed by WP LLC, holds 1,864,735 shares of our common stock.

(5)  Mr. Newman is a member of the management committee of WP EEX LLC.

     All expenses of registration of the shares offered by this prospectus are being borne by Newfield, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus are subject to restrictions under the Registration Rights Agreement dated as of May 29, 2002 by and among our company, Warburg L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V., as amended. Subject to those restrictions, sales of shares by the selling stockholders referred to in this prospectus may be made from time to time in one or more transactions, on the New York Stock Exchange, in the over-the-counter market or any other exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly to or through underwriters or agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:

o a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

o exchange distributions or secondary distributions in accordance with the rules of the New York Stock Exchange;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o    firm commitment or best efforts underwritings; and

o    privately negotiated transactions.

     An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as a selling stockholder's agent in the sale of shares by such selling stockholder.

     In connection with distributions of the shares offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with such transactions, such brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. Such hedging transactions may require or permit the selling stockholders to deliver the shares to such brokers or dealers or other financial institutions to settle such hedging transactions. The selling stockholders may also sell our common stock short and deliver the shares to close out such short positions. If so required by applicable law, this prospectus, as amended or supplemented, may be used to effect:

o    the short sales of our common stock referred to above;

o the sale or other disposition by the brokers or dealers or other financial institutions of any shares they receive pursuant to the hedging transactions referred to above; or

o the delivery by the selling stockholders of shares to close out short positions.

     The selling stockholders may also pledge the shares registered hereunder to a broker or dealer or other financial institution and, upon a default, such broker or dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also donate the shares registered hereunder to a third party and such donee may effect sales of the shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The foregoing description in this paragraph is subject to a selling stockholder's compliance with Section 16(c) of the Securities Exchange Act of 1934, to the extent and during such periods as
Section 16(c) is applicable to such selling stockholder.

     The selling stockholders and any underwriters, brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the shares offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     We have agreed to indemnify the selling stockholders named herein against certain liabilities that they may incur in connection with the sale of the shares registered hereunder, including liabilities arising under the Securities Act of 1933, and to contribute to payments that the selling stockholders may be required to make with respect thereto. Agents, underwriters, brokers and dealers may be entitled under agreements entered into by the selling stockholders or us to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

     There can be no assurance that any of the selling stockholders will sell any or all of the shares offered hereby.

                             VALIDITY OF SECURITIES

     The validity of the shares offered by this prospectus has been passed upon for Newfield by Vinson & Elkins L.L.P., Houston, Texas.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our change in accounting method for our derivatives and hedging activities and our crude oil inventories as described in
Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of EEX Corporation (EEX) appearing in EEX's Annual Report (Form 10-K) for the year ended December 31, 2001 incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about EEX's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "NFX." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 30 Broad Street, New York, New York 10005.

     The SEC allows our company to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or until we terminate this offering:

o    our annual report on Form 10-K for the year ended December 31, 2001;

o our quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

o our current reports on Form 8-K filed on February 8, March 14, March 26, April 25, May 30, July 24, August 5, August 13, August 14, September 27, October 2, October 16, November 1, November 27, December 5 and December 20, 2002 and January 23, February 13 and February 19, 2003 and our current report on Form 8-K/A filed on February 10, 2003 (in each case other than information furnished to the SEC pursuant to Item 9 thereof);

o the description of our common stock contained in our Form 8-A registration statement filed on November 4, 1993; and

o the description of our preferred share purchase rights contained in our Form 8-A registration statement filed on February 18, 1999.

     You may request a copy of these filings at no cost, by writing us at the following address or telephoning us at the following number:

                          Newfield Exploration Company
                        Attention: Stockholder Relations
                         363 N. Sam Houston Parkway E.,
                                   Suite 2020
                              Houston, Texas 77060
                                 (281) 847-6000

     You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

     Securities and Exchange Commission registration fee ........     $ 8,041
     Legal fees and expenses ....................................      20,000
     Accounting fees and expenses ...............................      10,000
     Blue Sky fees and expenses (including legal fees) ..........       5,000
     Printing expenses ..........................................         500
     Miscellaneous ..............................................         459
                                                                      -------
       TOTAL ....................................................     $44,000
                                                                      =======

ITEM 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

     With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions shall be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

     Section 145 of the DGCL authorizes a corporation to advance its officers and directors expenses, provided that an officer or director provide the corporation with an undertaking to repay the advanced expenses should it ultimately be determined that such officer or director is not entitled to indemnification.

     Article Seventh of the registrant's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), together with
Article VI of the registrant's Restated Bylaws, as amended (the "Bylaws"), provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the registrant or is a person who is or was serving or has agreed to serve at the request of the registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI expressly provides that it is not the exclusive method of indemnification.

     Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

     Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that the registrant may maintain insurance, at the registrant's expense, to protect the registrant and any director, officer, employee or agent of the registrant or of another entity against any expense, liability, or loss, regardless of whether the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

     Howard H. Newman, a director of the registrant and a Vice Chairman, Managing Director and member of Warburg Pincus L.L.C. and a general partner of Warburg, Pincus & Co., is indemnified by affiliates of Warburg Pincus L.L.C. and Warburg, Pincus & Co. against certain liabilities that he may incur as a result of his serving as a director of the registrant.

ITEM 16 EXHIBITS

(a)  Exhibits:

         3.1  -   Second Restated Certificate of Incorporation of Newfield
                  (incorporated by reference to Exhibit 3.1 to Newfield's
                  Annual Report on Form 10-K for the year ended December 31,
                  1999 (File No. 1-125341)).
       3.1.1  -   Certificate of Amendment to Second Restated Certificate of
                  Incorporation of Newfield dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to Newfield's Registration
                  Statement on Form S-3 (Registration No. 333-32582)).
       3.1.2  -   Certificate of Designation of Series A Junior
                  Participating Preferred Stock (incorporated by reference to
                  Exhibit 3.5 to Newfield's Annual Report on Form 10-K for the
                  year ended December 31, 1998 (File No. 1-12534)).
         3.2  -   Restated Bylaws of Newfield as amended by Amendment No. 1
                  thereto adopted January 1, 2000 (incorporated by reference to
                  Exhibit 3.3 to Newfield's Annual Report on Form 10-K for the
                  year ended December 31, 1999 (File No. 1-12534)).
         4.1  -   Rights Agreement, dated as of February 12, 1999, between
                  Newfield and ChaseMellon Shareholder Services L.L.C., as
                  Rights Agent, specifying the terms of the Rights to Purchase
                  Series A Junior Participating Preferred Stock of Newfield
                  (incorporated by reference to Exhibit 1 to Newfield's
                  Registration Statement on Form 8-A filed with the SEC on
                  February 18, 1999 (File No. 1-12534)).
         4.2  -   Indenture dated as of October 15, 1997 among Newfield, as
                  issuer, and First Union National Bank, as trustee
                  (incorporated by reference to Exhibit 4.3 to Newfield's
                  Registration Statement on Form S-4 (Registration No.
                  333-39563)).
         4.3  -   Senior Indenture dated as of February 28, 2001 between
                  Newfield and Wachovia Bank, National Association (formerly
                  First Union National Bank), as Trustee (the "Senior
                  Indenture") (incorporated by reference to Exhibit 4.1 of
                  Newfield's Current Report on Form 8-K filed with the
                  Securities and Exchange Commission on February 28, 2001 (File
                  No. 1-12534)).
         4.4  -   Subordinated Indenture dated as of December 10, 2001 between
                  Newfield and Wachovia Bank, National Association (formerly
                  First Union National Bank), as Trustee (the "Subordinated
                  Indenture") (incorporated by reference to Exhibit 4.5 of
                  Newfield's Registration Statement on Form S-3 (Registration
                  No. 333-71348).
       4.4.1  -   First Supplemental Indenture dated as of August 13, 2002
                  between Newfield and Wachovia Bank, National Association
                  (formerly First Union National Bank), as Trustee
                  (incorporated by reference to Exhibit 4.2 of Newfield's
                  Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on August 13, 2002 (File No. 1-12534)).
         4.5  -   Amended and Restated Trust Agreement of Newfield Financial
                  Trust I, dated as of August 13, 1999 (incorporated by
                  reference to Exhibit 4.1 of Newfield's Current Report on
                  Form 8-K filed with the Securities and Exchange Commission on August 13, 1999 (File No. 1-12534)).
         4.6  -   Form of Preferred Security of Newfield Financial Trust I
                  (incorporated by reference to Exhibit 4.2 of Newfield's
                  Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on August 13, 1999 (File No. 1-12534)).
         4.7  -   Junior Subordinated Convertible Indenture, dated as of August
                  13, 1999, between Newfield and First Union National Bank, as
                  Trustee (incorporated by reference to Exhibit 4.3 of
                  Newfield's Current Report on Form 8-K filed with the
                  Securities

                  and Exchange Commission on August 13, 1999 (File No. 1-12534).
         4.8  -   Form of 6 1/2% Junior Subordinated Convertible Debenture,
                  Series A due 2029 (incorporated by reference to Exhibit 4.4 of Newfield's Current Report on Form 8-K filed with the
                  Securities and Exchange Commission on August 13, 1999 (File
                  No. 1-12534)).
         4.9  -   Guarantee Agreement, dated as of August 13, 1999, relating to Newfield Financial Trust I (incorporated by reference to
                  Exhibit 4.5 of Newfield's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13,
                  1999 (File No. 1-12534)).
        4.10  -   Certificate of Trust of Newfield Financial Trust II
                  (incorporated by reference to Exhibit 4.15 of Newfield's
                  Registration Statement on Form S-3 (Registration No.
                  333-59391)).
        4.11  -   Trust Agreement of Newfield Financial Trust II (incorporated by reference to Exhibit 4.16 of Newfield's Registration
                  Statement on Form S-3 (Registration No. 333-59391)).
        4.12  -   Form of Amended and Restated Trust Agreement of Newfield
                  Financial Trust II (incorporated by reference to Exhibit 4.14 of Newfield's Registration Statement on Form S-3 (Registration
                  No. 333-71348)).
        4.13  -   Form of Trust Preferred Security Certificate for Newfield
                  Financial Trust II (included in Exhibit 4.12).
        4.14  -   Form of Junior Subordinated Indenture between Newfield and
                  Wachovia Bank, National Association (formerly First Union
                  National Bank), as Trustee (the "Debenture Indenture")
                  (incorporated by reference to Exhibit 4.16 of Newfield's
                  Registration Statement on Form S-3 (Registration No.
                  333-71348)).
        4.15  -   Form of Junior Subordinated Debentures of Newfield to be
                  issued to Newfield Financial Trust II (included in Exhibit
                  4.14).
        4.16  -   Form of Preferred Securities Guarantee Agreement between
                  Newfield and Wachovia Bank, National Association (formerly
                  First Union National Bank), as Preferred Securities Guarantee
                  Trustee (the "Preferred Securities Guarantee Agreement")
                  (incorporated by reference to Exhibit 4.18 of Newfield's
                  Registration Statement on Form S-3 (Registration No.
                  333-71348)).
        *5.1  -   Opinion of Vinson & Elkins L.L.P.
       *23.1  -   Consent of PricewaterhouseCoopers LLP.
       *23.2  -   Consent of Ernst & Young LLP.
       *23.3  -   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
        24.1  -   Powers of Attorney (included on the signature page to this registration statement).

----------
*    Filed herewith.

ITEM 17 UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1933 (the "Exchange Act") that are incorporated by reference in this registration statement;

     (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (d) that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (e) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of February, 2003.

                        NEWFIELD EXPLORATION COMPANY


                        By:  /s/ Terry W. Rathert
                           ------------------------------------------
                           Terry W. Rathert
                           Vice President and Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Rathert and C. William Austin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2003.



         SIGNATURE                                 TITLE
         ---------                                 -----


    /s/ David A. Trice
    ------------------------      President and Chief Executive Officer and
       David A. Trice              Director (Principal Executive Officer)


    /s/ Terry W. Rathert
    ------------------------      Vice President and Chief Financial Officer
      Terry W. Rathert                 (Principal Financial Officer)


    /s/ Brian L. Rickmers
    ------------------------                      Controller
     Brian L. Rickmers                  (Principal Accounting Officer)


    /s/ Philip J. Burguieres
    ------------------------                       Director
    Philip J. Burguieres

    /s/ Charles W. Duncan
    ---------------------                          Director
     Charles W. Duncan


    /s/ Claire S. Farley
    ---------------------                          Director
      Claire S. Farley


    /s/ Joe B. Foster
    ---------------------                          Director
       Joe B. Foster


    /s/ Dennis R. Hendrix
    ---------------------                          Director
     Dennis R. Hendrix


    /s/ Terry Huffington
    ---------------------                          Director
      Terry Huffington


    /s/ Howard H. Newman
    ---------------------                          Director
      Howard H. Newman


    /s/ Thomas G. Ricks
    ---------------------                          Director
      Thomas G. Ricks


    /s/ David F. Schaible
    ---------------------                          Director
     David F. Schaible


    /s/ C.E. Shultz
    ---------------------                          Director
        C.E. Shultz

                                INDEX TO EXHIBITS

         3.1  -   Second Restated Certificate of Incorporation of Newfield
                  (incorporated by reference to Exhibit 3.1 to Newfield's
                  Annual Report on Form 10-K for the year ended December 31,
                  1999 (File No. 1-125341)).
       3.1.1  -   Certificate of Amendment to Second Restated Certificate of
                  Incorporation of Newfield dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to Newfield's Registration
                  Statement on Form S-3 (Registration No. 333-32582)).
       3.1.2  -   Certificate of Designation of Series A Junior
                  Participating Preferred Stock (incorporated by reference to
                  Exhibit 3.5 to Newfield's Annual Report on Form 10-K for the
                  year ended December 31, 1998 (File No. 1-12534)).
         3.2  -   Restated Bylaws of Newfield as amended by Amendment No. 1
                  thereto adopted January 1, 2000 (incorporated by reference to
                  Exhibit 3.3 to Newfield's Annual Report on Form 10-K for the
                  year ended December 31, 1999 (File No. 1-12534)).
         4.1  -   Rights Agreement, dated as of February 12, 1999, between
                  Newfield and ChaseMellon Shareholder Services L.L.C., as
                  Rights Agent, specifying the terms of the Rights to Purchase
                  Series A Junior Participating Preferred Stock of Newfield
                  (incorporated by reference to Exhibit 1 to Newfield's
                  Registration Statement on Form 8-A filed with the SEC on
                  February 18, 1999 (File No. 1-12534)).
         4.2  -   Indenture dated as of October 15, 1997 among Newfield, as
                  issuer, and First Union National Bank, as trustee
                  (incorporated by reference to Exhibit 4.3 to Newfield's
                  Registration Statement on Form S-4 (Registration No.
                  333-39563)).
         4.3  -   Senior Indenture dated as of February 28, 2001 between
                  Newfield and Wachovia Bank, National Association (formerly
                  First Union National Bank), as Trustee (the "Senior
                  Indenture") (incorporated by reference to Exhibit 4.1 of
                  Newfield's Current Report on Form 8-K filed with the
                  Securities and Exchange Commission on February 28, 2001 (File
                  No. 1-12534)).
         4.4  -   Subordinated Indenture dated as of December 10, 2001 between
                  Newfield and Wachovia Bank, National Association (formerly
                  First Union National Bank), as Trustee (the "Subordinated
                  Indenture") (incorporated by reference to Exhibit 4.5 of
                  Newfield's Registration Statement on Form S-3 (Registration
                  No. 333-71348).
       4.4.1  -   First Supplemental Indenture dated as of August 13, 2002
                  between Newfield and Wachovia Bank, National Association
                  (formerly First Union National Bank), as Trustee
                  (incorporated by reference to Exhibit 4.2 of Newfield's
                  Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on August 13, 2002 (File No. 1-12534)).
         4.5  -   Amended and Restated Trust Agreement of Newfield Financial
                  Trust I, dated as of August 13, 1999 (incorporated by
                  reference to Exhibit 4.1 of Newfield's Current Report on
                  Form 8-K filed with the Securities and Exchange Commission on August 13, 1999 (File No. 1-12534)).
         4.6  -   Form of Preferred Security of Newfield Financial Trust I
                  (incorporated by reference to Exhibit 4.2 of Newfield's
                  Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on August 13, 1999 (File No. 1-12534)).
         4.7  -   Junior Subordinated Convertible Indenture, dated as of August
                  13, 1999, between Newfield and First Union National Bank, as
                  Trustee (incorporated by reference to Exhibit 4.3 of
                  Newfield's Current Report on Form 8-K filed with the
                  Securities and Exchange Commission on August 13, 1999 (File
                  No. 1-12534)).
         4.8  -   Form of 6 1/2% Junior Subordinated Convertible Debenture,
                  Series A due 2029
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                                INDEX TO EXHIBITS

                  (incorporated by reference to Exhibit 4.4 of Newfield's
                  Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on August 13, 1999 (File No. 1-12534)).
         4.9  -   Guarantee Agreement, dated as of August 13, 1999, relating to Newfield Financial Trust I (incorporated by reference to
                  Exhibit 4.5 of Newfield's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13,
                  1999 (File No. 1-12534)).
        4.10  -   Certificate of Trust of Newfield Financial Trust II
                  (incorporated by reference to Exhibit 4.15 of Newfield's
                  Registration Statement on Form S-3 (Registration No.
                  333-59391)).
        4.11  -   Trust Agreement of Newfield Financial Trust II (incorporated by reference to Exhibit 4.16 of Newfield's Registration
                  Statement on Form S-3 (Registration No. 333-59391)).
        4.12  -   Form of Amended and Restated Trust Agreement of Newfield
                  Financial Trust II (incorporated by reference to Exhibit 4.14 of Newfield's Registration Statement on Form S-3 (Registration
                  No. 333-71348)).
        4.13  -   Form of Trust Preferred Security Certificate for Newfield
                  Financial Trust II (included in Exhibit 4.12).
        4.14  -   Form of Junior Subordinated Indenture between Newfield and
                  Wachovia Bank, National Association (formerly First Union
                  National Bank), as Trustee (the "Debenture Indenture")
                  (incorporated by reference to Exhibit 4.16 of Newfield's
                  Registration Statement on Form S-3 (Registration No.
                  333-71348)).
        4.15  -   Form of Junior Subordinated Debentures of Newfield to be
                  issued to Newfield Financial Trust II (included in Exhibit
                  4.14).
        4.16  -   Form of Preferred Securities Guarantee Agreement between
                  Newfield and Wachovia Bank, National Association (formerly
                  First Union National Bank), as Preferred Securities Guarantee
                  Trustee (the "Preferred Securities Guarantee Agreement")
                  (incorporated by reference to Exhibit 4.18 of Newfield's
                  Registration Statement on Form S-3 (Registration No.
                  333-71348)).
        *5.1  -   Opinion of Vinson & Elkins L.L.P.
       *23.1  -   Consent of PricewaterhouseCoopers LLP.
       *23.2  -   Consent of Ernst & Young LLP.
       *23.3  -   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
        24.1  -   Powers of Attorney (included on the signature page to this registration statement).

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*    Filed herewith.

                                INDEX TO EXHIBITS